TerrAscend Announces Preliminary Fourth Quarter 2024 Financial Results and Schedules Earnings Conference Call

Net Revenue of $74.4 million, up 0.3% from $74.2 million in the third quarter of 2024

Gross Profit Margin of 50.2%, an increase of 140 basis points quarter-over quarter

Generated Positive Cashflow from Operations in the quarter

Fourth quarter and full year 2024 earnings conference call scheduled for March 6, 2025, at 5 p.m. ET

TORONTO, January 31, 2025 - TerrAscend Corp. ("TerrAscend" or the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis company, today announced preliminary and unaudited financial results for its quarter ended December 31, 2024. All amounts are in U.S. dollars.

For the fourth quarter of 2024, the Company anticipates:

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Net Revenue of $74.4 million, up 0.3% from $74.2 million in the third quarter of 2024.
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Gross Profit Margin of 50.2%, up 140 basis points from 48.8% in the third quarter of 2024.
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General and Administrative expenses decreased quarter-over-quarter.
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Generated Positive Cashflow from Operations in the quarter.

“Despite a challenging environment, the business performed ahead of our expectations during the fourth quarter of 2024, delivering positive sequential revenue growth with an expansion of gross margin to 50.2% and a reduction in operating expenses. With our recent refinancing completed, which extended the vast majority of our debt maturities to late 2028, the team was able to fully focus on operational improvements in the fourth quarter. We are excited about a possible adult use bill passing in Pennsylvania, which will enable us to fully utilize our large scale 150k square foot cultivation and manufacturing facility in the state. We look forward to the Governor’s budget address next week where we believe he will outline his strongest case yet for a state recreational program. The fourth quarter results give us confidence in 2025 as we focus on driving operational efficiencies and growth in our core business while judiciously pursuing multiple greenfield expansion opportunities at increasingly attractive prices,” stated Jason Wild, Executive Chairman of TerrAscend.

Fourth Quarter Operational Highlights

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Retained the #1 market share position in New Jersey for all quarters of 2024, according to BDSA.
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Grew revenue in Maryland for the fourth consecutive quarter and expanded gross margin to over 50%.
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Commenced preparation for Pennsylvania adult use implementation, leveraging the Company’s 150k sq ft cultivation and manufacturing facility and Apothecarium retail network.
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Signed Ohio Ratio Cannabis deal which is expected to close in the first quarter of 2024, marking the Company’s entry into its 6th state.

Conference Call Details:

The Company will host a conference call to discuss the results for its fourth quarter and full year ended December 31, 2024 on Thursday, March 6, 2025 at 5:00 p.m. Eastern Time. The Company will report its financial results for the fourth quarter and full year 2024 the same day after market close.

Date:	Thursday, March 6, 2025
Time:	5:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/MnqwOWP3G5o
Dial-in Number:	1-888-510-2154
Replay:	1-289-819-1450 or 1-888-660-6345 Available until 12:00 midnight Eastern Time on Thursday, March 20, 2025 Replay Entry Code: 33966#

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”,

“project”, “estimate”, “outlook” and other similar expressions, and include, but not limited to, statements with respect to the Company’s expectations for its fourth quarter 2024 revenue and other financial results; the Company’s operational improvements, growth and expansion opportunities in 2025; and the expected closing of the Ohio Ratio Cannabis deal. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 14, 2024, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 6, 2024.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

In addition, the Company’s expectations about fourth quarter 2024 results are based on preliminary unaudited information about the fourth quarter and are subject to revision. Although the fourth quarter is now completed, the Company is still in the process of its standard financial reporting closing procedures. Accordingly, following completion of the Company’s normal year-end closing and review processes, it may turn out that actual results differ materially from these preliminary results. Factors that could cause the Company’s actual results for the full year 2024 to differ materially from its preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of the Company’s critical accounting policies. In addition, the Company’s independent registered public accounting firm has not audited, nor have they completed their review and other procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

717-343-5386

IR@terrascend.com